List of Subsidiaries                                                                                                                    Exhibit 21

Name	State

Corporations:

Golf Properties, Inc.	North Carolina

Parkway 233 North Michigan Manager, Inc.	Delaware

Parkway One Capital Manager, Inc.	Delaware

Parkway Orlando Manager, Inc.	Delaware

Parkway Properties General Partners, Inc.	Delaware

Parkway Properties One Park Ten General Partner, Inc.	Delaware

Partnerships:

111 Capitol Building LP	Mississippi

Chicago OfficeInvest LLC	Delaware

Moore Building Associates LP	Delaware

Moore Garage LLC	Delaware

Parkway 233 North Michigan LLC	Delaware

Parkway Capitol Center LLC	Delaware

Parkway Jackson LLC	Mississippi

Parkway JHLIC LP	Delaware

Parkway Lamar LLC	Mississippi

Parkway Mississippi LLC	Mississippi

Parkway Moore LLC	Delaware

Parkway One Capital City Plaza LLC	Delaware

Parkway One Capital LLC	Delaware

Parkway Orlando LLC	Delaware

Parkway Properties LP	Delaware

Parkway Properties Office Fund LP	Delaware

Parkway Properties One Park Ten LP	Delaware

Parkway Realty Services LLC	Delaware

PKY Fund I LLC	Delaware

PKY Fund LLC	Delaware